INTELLIGENT
BIO SOLUTIONS

Pioneering Pain-free Solutions

Transforming drug testing
with non-invasive,
cost-effective, reliable solutions.



NASDAQ: INBS | December 2025

Forward Looking Statements

Certain statements in this presentation may constitute "forward-looking statements" as defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), or in releases made by the U.S. Securities and Exchange Commission (the "SEC"), each as amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of Intelligent Bio Solutions, Inc. and its affiliates ("INBS" or the "Company"), or industry results, to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

Statements that are not historical facts are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "potential," "may," "might," "will," "would," "could," "should," "seeks," or "scheduled to," and similar expressions, or the negative of these terms or comparable language, as well as by discussions of strategy or intentions. Forward-looking statements in this presentation include, without limitation, statements regarding the Company's ability to successfully develop and commercialize its testing solutions, realize commercial benefits from its partnerships and collaborations, and ability to secure regulatory approvals, among others.

These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA, with the intention of obtaining the benefits of the "safe harbor" provisions of those laws.

INBS cautions that any forward-looking statements made by INBS are not guarantees of future performance. Although INBS believes that its plans, cost estimates, returns on investments, intentions, and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from any projections or assumptions expressed as of the date such forward-looking statements are made. INBS's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, including those described in INBS's filings with the SEC. INBS does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events, or otherwise, except as required by law.

These materials are not intended as an offer to sell or a solicitation of an offer to buy any security and may not be reproduced or redistributed, in whole or in part, to any other person. Recipients should seek appropriate independent professional advice before relying on these materials or entering into any commitment based upon them.

All information included in this presentation is based on continuing operations unless otherwise noted.

We are a medical technology company delivering intelligent, rapid, non-invasive testing solutions.

Our mission is to redefine the approach to testing and deliver pain-free, accessible solutions that drive transformative change and improve the quality of life.




Intelligent
Fingerprinting

Simpler Drug Testing

Our Intelligent Fingerprinting Drug Screening System is revolutionizing portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields.

This efficient and cost-effective system is designed to screen for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis.

How it Works

The journey of a drug through the body:

Absorption: how the drug moves from the site of administration to the site of action.
Distribution: the journey of the drug through the bloodstream to various tissues of the body.
Metabolism: the process that breaks down the drug.
Excretion: the removal of the drug from the body via sweat.

The Intelligent Fingerprinting Drug Screening System detects recent drug misuse by screening metabolites in **sweat** from fingerprints.


Consumption
Distribution
Metabolism
Absorption
Excretion



3 Steps to Simpler Drug Testing

1 Donor places the tip of each finger on the fingerprint collection area for 5 seconds.

2 Test administrator inserts the cartridge into the digital reader.

3 In less than 10 minutes the reader provides results.

Benefits of Fingerprint Drug Testing

Reduce Risk

Aim to identify current impairment rather than past use with a detection window of 16-24 hours.

Save Costs

Bring drug testing in-house and eliminate the need for specialized staff or facilities.

Increase Efficiency

Rapidly collect samples and employ batch testing to analyze drug screening results in minutes.

Expand Testing Capabilities

Conduct screening at any time and location using a compact and portable system.

Respect Dignity & Privacy

Preserve employee dignity with quick, non-invasive, and hygienic analysis of fingertip sweat.

Ensure Testing Integrity

Prevent foul play and maintain sample integrity through administrator-supervised testing and self-locking sample seals.

Intelligent Fingerprinting vs Urine & Saliva Drug Testing







	Fingerprint	Saliva	Urine
Detection Window	**16 – 24 hours**	Up to 2 days	Up to 4 days
Average Test Time	**Less than 10 minutes** *(2-3 mins when batch testing)*	Up to 20 minutes	20 minutes – 4 hours or more
Average Cost *	**~ USD$5,500**	~ USD$7,600	~ USD$7,750
Accuracy	**Up to 99%**	Up to 98%	Up to 99%

** Based on 80 drug tests per year. Includes labor, consumables, biohazardous disposal (saliva and urine), and the cost of four non-negative results per year.*



SmarTest Sweat Drug Testing Patch

Non-invasive, Wearable Sweat Patch For Continuous Drug Monitoring

The SmarTest Patch is a discreet, wearable device that enables continuous drug detection over a 7 to 10-day period. Worn on the upper arm, it collects sweat in real time to monitor for a broad range of substances, including fentanyl, cocaine, opiates, and more.

Market Opportunity

Leveraging intelligent, non-invasive testing to address global demands.

Addressing a $400 Billion Substance Abuse Problem[1]

The global market for Drug Screening was valued at US$12.6 Billion in 2024 and is projected to reach **US$31.8 Billion by 2030**, growing at a CAGR of 16.7%[2].

The Drug Screening Products segment is projected to reach **US$16.7 billion by 2030** (CAGR 14%[2]).

Market Drivers

- Stronger regulations and workplace safety focus
- Rising substance abuse rates
- Increased awareness of safety implications relating to drug use in high-risk industries
- Growing demand for fast, non-invasive testing

Opportunity

- Meets demand for speed, accuracy, and convenience
- Set to replace traditional urine and saliva tests



[1] U.S. Department of Health and Human Services. *The Surgeon General's Report on Alcohol, Drugs, and Health*. Available at: https://www.hhs.gov/sites/default/files/facing-addiction-in-america-surgeon-generals-report.pdf

[2] Research and Markets, 2024. *Drug Screening – Global Strategic Business Report*. Available at: https://www.researchandmarkets.com/reports/4804177/drug-screening-global-strategic-business-report

Growing Drug Consumption

Approximately 316 million people used a drug in 2023, a 28% increase over the last 10 years.

244 million

cannabis users, representing 4.6% of the global adult population and making it the most used drug in the world.

61 million

opioid users, representing 1.2% of the global adult population.

31 million

amphetamine users, representing 0.58% of the global adult population.

25 million

cocaine users, representing 0.47% of the global adult population.

Statistics: UNODC World Drug Report 2025, reporting on the 2023 market. Statistics are based on the number of people who useddrugs in the global population aged 15-64.

More Than 70% of Those Abusing Alcohol or Illicit Drugs in the US Are Employed[1]

Illicit drugs are increasingly contributing to accidents in the workplace. Drug test positivity post-accident has climbed over the last five years.[2]

INBS is preparing for FDA clearance to expand beyond Forensic Use Only settings into the multi-billion-dollar U.S. drug screening market.



[1] Centers for Disease Control and Prevention, 2023. Mental Health, Alcohol Use, and Substance Use Resources for Workers and Employers. Available at: https://blogs.cdc.gov/niosh-science-blog/2023/10/10/mental-health-substance-use

[2] Quest Diagnostics, 2022. *Workforce Drug Test Positivity Climbs to Highest Level in Two Decades, Finds Quest Diagnostics Drug Testing Index Analysis.* Available at: https://newsroom.questdiagnostics.com/2022-03-30-Workforce-Drug-Test-Positivity-Climbs-to-Highest-Level-in-Two-Decades,-Finds-Quest-Diagnostics-Drug-Testing-Index-Analysis

Drug Use in the Workplace

Drug and Alcohol Testing per Industry 2021

Percentage Of New And Current Employees[1]



Transportation and warehousing
Retail trade
Wholesale trade
Manufacturing
Construction
Utilities
Natural resources and mining
Total U.S., private sector
0%
10%
20%
30%
40%
50%
60%

[1] US Bureau of Labor Statistics, 2021. Business Response Survey 2021 Charts : Establishments that are drug testing or alcohol testing new applicants or current employees, by industry (percent). Available at: https://www.bls.gov/brs/data/charts/2021



Customers

Customer Accounts

480+ Active Accounts
Across 27 Countries



Target Sectors

Beyond Safety-Critical Workplace Settings

Government

- Public safety and compliance initiatives
- Border security and customs screening
- Workplace safety programs across state agencies
- Defense and national security applications
- Emergency and frontline workforce testing

Law Enforcement / Corrections

- Roadside drug testing
- Corrections, probation, and parole monitoring
- Police recruitment and ongoing compliance testing
- Court-mandated rehabilitation and evidentiary screening
- Forensic and investigative applications





A&F Sprinklers
Testimonial

“The process is efficient, seamless, non-invasive, and portable, which is great for us because we have sites all over the country. It’s painless.

*There are two key results: One, our team is more appreciative of why we do it and it’s talked about more. Two, our **non-negatives have dropped nearly 90%** across the board.”*

Precision Stevedores Testimonial

"Since moving to Intelligent Fingerprinting five years ago, our drug test process has improved significantly.

We worked out that the ROI would be around 12–18 months because the ***associated costs were less than urine testing.****"*


PRECISION

Summary

Increased revenue and growth, utilizing the Razor/Razor-blade model.

Large growing customer base with 1700+ installed readers and 480+ active customers.

Multiple milestones completed as we progress toward planned U.S. market entry.

Rapid, non-invasive, cost-effective solution to address the growing global drug screening market.

Strong Intellectual Property (IP) portfolio, including our sixth U.S. patent granted in FY2025.

Q1 2026 Financial Highlights

Record quarterly revenue of $1.11 million, an increase of 32% sequentially and 28% year-over-year, driven by consumable cartridge sales and customer base expansion.

Gross profit margins increased 690 basis points year-over-year to 46.6%, reflecting improved operational efficiency and greater revenue percentage from higher margin cartridge sales.

Executed strategic growth initiatives through a landmark UK contract, portfolio innovation, and new global distribution partnerships.

Capitalization Table

Securities Outstanding (as of November 19, 2025)	
Common Stock Issued	9,502,969
Warrants Prefunded/Pre-paid	602,470
Total Common Equivalent Shares	**10,105,439**
Warrants Cashless	492
Warrants (Exercise Price Between $1.90-$5.00)	7,316,491
Warrants Common Stock Equivalent – WAEP of $388.91	167,991

*No ratchets or resets.

Thank You

www.ibs.inc | info@ibs.inc